EXHIBIT 21


                             CUTCO INDUSTRIES, INC.
                                AND SUBSIDIARIES


                         SUBSIDIARIES OF THE REGISTRANT
                               (At June 30, 1997)



                                                          % of Voting
     Subsidiary                     State                 Securities
  (and name under                   Where                 Owned As of
which it does business)            Organized            September 8, 1997
-----------------------            ---------            -----------------
Four Star Restaurant               Delaware                   100%
Management Corporation

Four Star Pizza                    Pennsylvania               100%
Franchising Corp.

The names of 91 consolidated wholly-owned subsidiaries of the Company which either hold leases on premises subleased to licensees (46 subsidiaries, all operating in the United States) or operate Company-owned hair care salons and a cosmetology technical training school (45 subsidiaries, all operating in the United States), have been omitted. Other unnamed subsidiaries (including inactive subsidiaries) considered in the aggregate do not constitute a significant subsidiary.



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